EXHIBIT 10.2

PROFESSIONALS DIRECT, INC.
EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN

SECTION 1

Purpose of Plan

          The purpose of the Professionals Direct, Inc. Employee and Director Stock Purchase Plan is to provide a systematic procedure for eligible employees and directors of the Company and its subsidiaries to purchase the stock of the Company, thereby affording such employees and directors a convenient means of obtaining an ownership interest in the Company and an incentive to contribute further to the Company's success.

SECTION 2

Definitions

          The following words have the following meanings unless a different meaning is plainly required by the context:

          2.1         "Annual Stock Purchase Date" means a date on which shares of Common Stock are purchased pursuant to the Plan. Unless otherwise determined by the Committee, the Annual Stock Purchase Date shall be the 20th day, or the next following business day if such day falls on a Saturday, Sunday, or Company holiday, after the filing of the Company's annual report on Form 10-KSB or Form 10-K (or equivalent form) with the Securities and Exchange Commission. The Annual Stock Purchase Date for 2005 shall be the last business day of the first full calendar month after the date on which the Plan, Plan Description and related documents are first distributed to Eligible Directors and Eligible Employees.

          2.2         "Board" means the Board of Directors of Professional Direct, Inc.

          2.3         "Committee" means the Compensation Committee of the Board or such other committee as the Board may from time to time designate to administer the Plan, which Committee may consist of one member.

          2.4         "Common Stock" means the Company's common stock, no par value.

          2.5         "Company" means Professionals Direct, Inc., a Michigan business corporation, and its successors and assigns.

          2.6         "Director" means a member of the Company's or any of its Subsidiaries' Board of Directors.

          2.7         "Disability" means an inability of a Participant to perform his or her employment due to physical or mental disability sufficient for the Participant to qualify for disability benefits under the general benefits policies of the Company as in effect from time to time.

          2.8         "Election Form" means a notice (in a form approved by the Committee) that an Eligible Employee or Eligible Director must complete to participate in the Plan and authorize payroll or director fees deductions, direct cash payments or reinvestment of dividends to be made on such person's behalf under the Plan.

          2.9         "Eligible Directors" means all present and future directors of the Company or one of its Subsidiaries, who may or may not be shareholders of the Company.

          2.10         "Eligible Employees" means all present and future active full-time or part-time Employees of the Company and its Subsidiaries, but not temporary Employees.

          2.11         "Employee" means an employee of the Company or one of its Subsidiaries.

          2.12                  "Fair Market Value" of the Common Stock means the most recent closing price if the shares are traded on a national securities exchange or quoted on a national inter-dealer quotation system. If the shares are not so traded or quoted, "Fair Market Value" means an amount determined by the Committee or the Board in its discretion, taking into account such factors as it considers advisable. Factors that the Committee or the Board may, but need not, consider include, without limitation, the prices at which recent sales of Common Stock have been made, the lack of a market for Common Stock, any recent valuation of Common Stock obtained by the Company, any subsidiary or any Employee Benefit Plan, and the book value of Common Stock.

          2.13         "Participant" means an Eligible Employee or Eligible Director who has elected to participate in the Plan in accordance with Section 6.1 below.

          2.14                  "PDIC" means Professionals Direct Insurance Company, a Michigan stock insurance company.

          2.15         "Plan" means the Professionals Direct, Inc. Employee and Director Stock Purchase Plan as it may be amended from time to time.

          2.16         "Purchase Price" means an amount determined by the Committee or the Board in its sole discretion, upon which shares of Common Stock may be purchased by Participants on the Annual Stock Purchase Date in accordance with the Plan, provided that the Purchase Price shall not be less than 90% of the Fair Market Value of a share of Common Stock.

          2.17         "Stock Purchase Account" means the account established on behalf of a Participant pursuant to Section 7.1 below, to which his or her payroll or director fees deductions, direct cash payments and/or reinvested dividends shall be credited.

          2.18         "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term "Subsidiary" includes any present or future Subsidiaries of the Company.

SECTION 3

Administration

         3.1         General. The Committee shall administer the Plan. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan, including individuals who are employees of the Company or any Subsidiary. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules, regulations and procedures relating to it, to waive any requirement of the Plan in whole or in part and on a general or case-by-case basis and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations, if any, for the conduct of its business as it considers advisable.

          3.2         Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

Stock Subject to The Plan

         4.1         Number of Shares of Common Stock. Subject to adjustment as provided in Section 4.2 of the Plan, no more than 35,000 shares of Common Stock may be issued under the Plan. The Board shall determine from time to time the number of shares to be reserved for issuance to and purchased by Participants under the Plan, which shall be subject to adjustment as provided in Section 4.2. Shares of Common Stock available under the Plan shall be authorized and unissued shares or shares purchased by the Company. Such shares may be either unissued or treasury shares.

          4.2         Adjustments. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares of Common Stock during the term of the Plan, the number of shares available under the Plan shall be adjusted proportionately, and such other adjustment shall be made as may be considered necessary or equitable by the Committee or the Board. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be considered equitable by the Committee or the Board to give proper effect to such change.

SECTION 5

Eligibility

          Participation in the Plan shall be open to Eligible Employees and Eligible Directors. No option rights may be granted under the Plan to any person who is not an Eligible Employee or an Eligible Director.

SECTION 6

Participation and Withdrawal

          6.1         Election Form; Changes to Election Form.

          (a)         Participation by any Eligible Employee or Eligible Director in the Plan shall be entirely voluntary. Any Eligible Employee or Eligible Director may become a Participant by completing and delivering an Election Form to the Company. An Eligible Employee or Eligible Director shall become a Participant following the delivery of his or her Election Form, provided that the Election Form has been delivered at least 10 business days prior to the Annual Stock Purchase Date. The Election Form will authorize one or more of the following: (i) specified regular payroll deductions and/or direct cash payments, in the case of Eligible Employees, (ii) specified regular director fees deductions and/or cash payments, in the case of Eligible Directors, or (iii) reinvestment of dividends paid on the Common Stock during the time he or she is a Participant (all within the limits specified in Section 7.2 below).

          (b)         Payroll or director fees deductions, if applicable, shall be made for each Participant in accordance with the Election Form and shall continue until the Participant's participation terminates, the Election Form is modified or the Plan is terminated. A Participant may increase or decrease his or her payroll or director fees deduction (within the limits specified in Section 7.2 below) by delivering a new Election Form to the Company or its designee. The Company or the applicable Subsidiary shall deduct the modified amount from the Participant's payroll or fees beginning with the first pay date to occur on or after 10 business days after the new Election Form is properly delivered.

          6.2         Withdrawal. A Participant may elect at any time to terminate his or her participation in the Plan by written notice delivered to the Company no later than 10 business days before a pay date or date of payment of director fees, or by such other time as the Committee may from time to time determine. If the Company or its designee does not properly receive this notice at least 10 business days prior to a pay date or date of payment of director fees, then the termination shall be effective as of the next succeeding pay date or date of payment of director fees. Upon any termination by a Participant: (a) the Participant shall cease to be a Participant; (b) his or her Election Form shall be revoked insofar as subsequent payroll or director fees deductions, direct cash payments or the reinvestment of any dividends declared after the effective date of termination are concerned; and (c) the amount in the Participant's Stock Purchase Account, as well as any unauthorized payroll or director fees deductions or direct cash payments made after the effective date of termination or reinvestment of any dividends declared after the effective date of termination, shall be promptly refunded to the Participant; provided, however, that if such Participant's withdrawal notice is not received at least 10 business days before the next Annual Stock Purchase Date, then the amounts in such Participant's Stock Purchase Account, including the reinvestment of any dividends declared on or before such Annual Stock Purchase Date, will be used to purchase shares of Common Stock on such Annual Stock Purchase Date pursuant to the Plan, and any amounts remaining in such Participant's Stock Purchase Account following that Annual Stock Purchase Date will be refunded to the Participant.

          If a Participant has terminated his or her participation in the Plan as provided in this Section and elects to participate in the Plan following termination, the individual must meet the eligibility requirements contained in Section 5 at the time of the proposed participation and must deliver a new Election Form to the Company in accordance with Section 6.

          Except as provided in Section 8 below, if a Participant ceases to be an Eligible Employee or Eligible Director, (a) no further payroll or director fees deductions shall be made on his or her behalf, (b) no further direct cash payment shall be accepted and no additional dividend shall be reinvested, and (c) the accumulated balance in his or her Stock Purchase Account shall promptly be returned to the Participant.

SECTION 7

Contributions to Stock Purchase Accounts

          7.1         Stock Purchase Account. The Company and/or its Subsidiaries will maintain a Stock Purchase Account for each Participant. Amounts held in a Participant's Stock Purchase Account will not earn interest.

         (a)         Authorized Deductions. Authorized payroll/director fees deductions shall begin with the first pay date to occur on or after the Company has received a properly completed Election Form (allowing 10 days for processing) and payroll/director fees deductions shall be credited to each Participant's Stock Purchase Account.

         (b)         Direct Cash Payments. A Participant may make direct cash payments to the Company which will be credited to the Participant's Stock Purchase Account no later than 10 business days before the Annual Stock Purchase Date. Additionally, the Company may from time to time send notice to Participants that shares of Common Stock are available for purchase under the Plan, and for a period of 10 business days after receiving such notice, a Participant may make direct cash payments to the Company which will be credited to the Participant's Stock Purchase Account.

         (c)         Dividend Reinvestments. Each Participant may elect to reinvest any dividends on shares of Common Stock held of record by that Participant by directing the Company to make supplemental payments of dividends to the Participant's Stock Purchase Account. Authorized supplemental payments of dividends shall begin with the first dividend declared on or after the first day a Participant has authorized the reinvestment of dividends in an Election Form.

          No amounts other than payroll deductions, director fees deductions, direct cash payments or reinvested dividends authorized under the Plan may be credited to a Participant's Stock Purchase Account, unless the Committee otherwise consents in writing.

          7.2         Limits on Contributions to Stock Purchase Accounts.

         (a)         Eligible Employees. The amount of the payroll deduction and/or direct cash payments specified by a Participant in his or her Election Form shall not be less than $10,000 annually, or less than $420 each pay period, or such other amount as the Committee may determine in its sole discretion from time to time. The maximum dollar amount that a Participant who is an Eligible Employee is entitled to authorize for payroll deductions, director fees deductions, and direct cash payments shall not exceed $60,000 annually, or such other amount as the Committee may determine in its sole discretion from time to time. A Participant must specify payroll deductions and/or direct cash payments in whole dollar amounts only.

         (b)         Eligible Directors. The amount of the director fees deduction and/or direct cash payments specified by a Participant in his or her Election Form shall not be less than $10,000 annually, or less than $2,500 from each quarterly fee or meeting fee paid or such other amount as the Committee may determine in its sole discretion from time to time. If any quarterly fee or meeting fee is less than $2,500, the Participant shall be entitled to defer such fee provided that the full amount of the fee must be deferred. The maximum dollar amount that a Participant who is an Eligible Director is entitled to authorize for director fees deductions, payroll deductions, and direct cash payments shall not exceed $60,000 annually, or such other amount as the Committee may determine in its sole discretion from time to time. A Participant must specify director fees deductions and direct cash payments in whole dollar amounts only.

         (c)         Dividend Reinvestments. The amount of each dividend to be reinvested shall be equal to the amount of that dividend as authorized by a Participant in his or her Election Form. The amount of shares purchased under the Plan through reinvested dividends shall not be included in computing the applicable maximum limits for payroll and director fees deductions and direct cash payments described in (a) and (b) above.

         (d)         Five Percent Ownership Limitation. No Participant shall be permitted to purchase Common Stock if the Participant, immediately after purchasing such Common Stock would own Common Stock possessing more than 5% of the total combined voting power or value of all classes of stock of Professionals Direct, Inc., or any of its subsidiaries. The five-percent ownership restriction shall remain in effect until July 1, 2006, unless the Committee extends the restriction period.

         (e)         Cash Carryover. If the cash credited to a Participant's Stock Purchase Account is less than the minimum annual contribution or more than the maximum annual contribution as described in Sections 7.2(a) and 7.2(b), the balance in such Stock Purchase Account following an Annual Stock Purchase Date shall be carried forward to the next Annual Stock Purchase Date, unless the Plan is terminated or the Participant withdraws from the Plan.

SECTION 8

Purchase of Common Stock

          8.1         Purchase Price. The Committee or the Board will determine the Purchase Price for each share of Common Stock to be purchased on an Annual Stock Purchase Date; provided, however, the Purchase Price will not be less than 90% of the Fair Market Value of the Common Stock.

          8.2         Method of Purchase and Stock Purchase Accounts.

          (a)         Exercise of Option to Purchase. Except as otherwise provided herein, each Participant having funds in his or her Stock Purchase Account on an Annual Stock Purchase Date shall be deemed, without any further action, to have been granted and to have exercised his or her option to purchase the number of whole shares of Common Stock which the funds in his or her Stock Purchase Account could purchase on the Annual Stock Purchase Date. No fractional shares shall be issued or purchased under the Plan. Funds not used to purchase whole shares shall remain in the Participant's Stock Purchase Account for future purchases. If the number of available shares on an Annual Stock Purchase Date is not sufficient to exhaust all Stock Purchase Accounts, the available shares shall be allocated first in proportion to the funds available in each Eligible Employee's Stock Purchase Account and second in proportion to the funds available in each Eligible Director's Stock Purchase Account.

          (b)         Issuance of Certificates/Book Entries. Shares of Common Stock purchased under the Plan shall be issued with certificates, or, if the Company has implemented a book-entry system for recording its stock certificates, without certificates. Within a reasonable time after each Annual Stock Purchase Date and after all necessary prorations and calculations contemplated by the Plan have been completed, the Company shall send each Participant a written statement confirming the number of shares purchased. The Company will issue each Participant stock certificates for the number of shares purchased, or, if the Company has implemented a book-entry system, the written statement sent to each Participant will confirm the issuance of shares without certificates. If the Company has implemented a book-entry system, the Participant is entitled to have a certificate for such shares issued upon written request made to the Company's Secretary. Certificates shall bear a legend reflecting any applicable transfer restrictions under applicable securities laws.

          8.3         Title of Accounts. Each share of Common Stock issued under the Plan shall be issued in the name of the Participant or, if so indicated on the Election Form, in his or her name jointly with a member of the Participant's family, with right of survivorship, or in a trust for the benefit of the Participant or a Participant's family member, where the Participant or family member has more than 50% of the beneficial interest.

          8.4         Rights as a Shareholder. After a Participant's Stock Purchase Account has been charged with the amount of the Purchase Price, the Participant shall have all of the rights and privileges of a shareholder of the Company with respect to whole shares purchased under the Plan.

SECTION 9

General Provisions

          9.1         Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the Participant.

          9.2         Amendment or Suspension of the Plan. The Committee or the Board may at any time, and from time to time, amend the Plan in any respect or suspend the operation of the Plan.

          9.3         Termination of the Plan. The Plan and all rights of Employees and Directors hereunder shall terminate at the earliest of: (a) when all of the shares of Common Stock under the Plan have been purchased and the Company has not made additional shares available under the Plan; or (b) at any time, at the discretion of the Committee or the Board. Notice of termination shall be given to all Participants, but any failure to give notice shall not impair the termination. Upon termination of the Plan, all amounts in Stock Purchase Accounts of Participants shall promptly be returned to such Participants.

          9.4         Governing Law; Compliance with Law. The Plan shall be construed in accordance the laws of the state of Michigan. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

          9.5         Not an Employment or Service Contract. The Plan shall not be deemed to constitute a contract of employment or service between the Company or any Subsidiary and any Eligible Employee, Director or Participant or to be consideration or inducement for the employment or continuation of service of any Employee, Director or Participant. The Plan shall not be deemed to give any Employee, Director or Participant the right to be retained as an Employee, Director or in any other service of the Company or any Subsidiary, or to interfere with the right of the Company or any Subsidiary to discharge any Employee, Director or Participant at any time regardless of the effect that such discharge shall have upon such person as a participant in the Plan.

          9.6         Effective Date. This Plan shall commence on May 11, 2005.

          9.7         Investment Intent. The Committee may require a Participant to confirm that he or she is purchasing with investment intent and not with a view to resale or other distribution.

          9.8         Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.